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TUESDAY, DECEMBER 7, 1999, 4:39 PM EASTERN TIME

COMPANY PRESS RELEASE

SOURCE:  BOSTONFED BANCORP, INC.


BOSTONFED  BANCORP,   INC.  ANNOUNCED  THE  COMPLETION  OF  THE  ACQUISITION  OF
DIVERSIFIED VENTURES, INC., D/B/A FORWARD FINANCIAL COMPANY, AND ELLSMERE INSURANCE AGENCY, INC.


BURLINGTON, Mass., Dec. 7/PRNewswire/ --BostonFed Bancorp, Inc. (AMEX-BFD- news; the "Company") the parent of Boston Federal Savings Bank, a federally-chartered stock savings bank, and Broadway National Bank, a national chartered commercial bank announced today it completed as of the close of business on December 6, 1999, the acquisition of Diversified Ventures, Inc., d/b/a Forward Financial Company, ("Forward Financial") and Ellsmere Insurance Agency, Inc., of Northborough, Massachusetts, pursuant to the Purchase and Sale Agreement dated August 4, 1999. Forward Financial will become an operating subsidiary of Boston Federal Savings Bank and Ellsmere will operate as an operating subsidiary of Broadway National Bank.


SOURCE:  BOSTONFED BANCORP, INC.